UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 28, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors appointed Khalil Abu Al Rubb to the Board of Directors effective June 28, 2016.  There have been no transactions between Mr. Al Rubb and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Al Rubb and any officer or director of the Company.

Following is a brief description of Mr. Al Rubb’s business experience:

Mr. Al Rubb

Mr. Al Rubb is an industrialist in the Gulf Region, serving as Deputy General Manager and manager of operations of the Doha-based international construction company KBAS Trading, Contracting and Industrial Co. W.L.L., founded by his father 48 years ago in Qatar.  The company has operations across the Gulf region and Africa.  Mr. Al Rubb also serves on the Board of Directors of Conseil et Gestion Immobile, a real estate investment company based in Beirut.  In addition, Mr. Al Rubb serves on the Board of Arab Jordan Investment Bank.  Mr. Al Rubb who resides in Doha is an honors graduate in Huron University of London.

SIGNATURES

Dated: June 29, 2016	DIGITALTOWN, INC By: /s/ Robert W. Monster_____________ Robert W. Monster, CEO